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                                                                    EXHIBIT 3.56

                            CERTIFICATE OF FORMATION

                                       OF

                             CALPINE FREESTONE, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      1.    The name of the limited liability company is Calpine Freestone, LLC.

      2. The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Rd., Suite 400, County of New Castle, Wilmington, DE 19808.

      3.    This Certificate of Formation shall be effective on March 23, 2004.

            Executed on March 22, 2004.

                                         /s/ Gustavo Grunbaum
                                         ---------------------------------------
                                         Gustavo Grunbaum, Authorized Person

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 01:45 PM 03/22/2004
                                                     FILED 01:45 PM 03/22/2004
                                                   SRV 040208908 - 3240375 FILE